UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

HIGH ROLLER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42202	87-4159815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South 4th Street, Suite 500-#390 Las Vegas, Nevada	89101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 509-5244

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	ROLR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2025, the stockholders of High Roller Technologies, Inc. (the “Company”) approved and adopted an amendment (the “Plan Amendment”) to the Company’s 2024 Equity Incentive Plan, as amended (the “Plan”), at its 2025 annual meeting of stockholders (the “Annual Meeting”). A summary of the material terms of the Plan, as amended by the Plan Amendment, is included under the heading “Proposal No. 2: The Plan Amendment Proposal” in the definitive proxy statement filed by the Company in connection with the Annual Meeting with the Securities and Exchange Commission on October 3, 2025. The summary is qualified in its entirety by reference to the full text of the Plan, as amended by the Plan Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on November 17, 2025. At the Annual Meeting, the Company’s stockholders were asked to vote upon:

1.

The election of six directors, each to serve until the Company’s 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified. The nominees for election were Michael Cribari, Brandon Eachus, Daniel Bradtke, Jonas Martensson, Kristen Britt, and David Weild IV;

2.	The approval of the Plan Amendment to increase the number of shares of common stock available for issuance thereunder from 1.7 million to 4.2 million; and

3.	The ratification of the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The results of the matters voted on at the Annual Meeting, based on the presence in person or by proxy of holders of record of 5,778,880 of the 8,467,841 shares of the Company’s common stock entitled to vote, were as follows:

1.

The stockholders approved the election of each of the director nominees to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified, which required the affirmative vote of the majority of shares of stock present, in person or by proxy, and entitled to vote. The voting results were as follows:

	For	Withheld	Broker Non-Votes
Michael Cribari	5,681,437	6,023	91,420
Brandon Eachus	5,681,437	6,023	91,420
Daniel Bradtke	5,681,437	6,023	91,420
Jonas Martensson	5,687,045	415	91,420
Kristen Britt	5,687,161	299	91,420
David Weild IV	5,687,164	296	91,420

2.

The stockholders approved the Plan Amendment, which required the affirmative vote of the majority of shares of stock present, in person or by proxy, and entitled to vote. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
5,667,333	19,627	500	91,420

3.

The stockholders ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, which required the affirmative vote of the majority of shares of stock present, in person or by proxy, and entitled to vote. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
5,773,076	0	5,804	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to High Roller Technologies, Inc. 2024 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH ROLLER TECHNOLOGIES, INC.

Dated: November 19, 2025	By:	/s/ Seth Young
		Name:	Seth Young
		Title:	Chief Executive Officer